Exhibit 10.1

AGREEMENT

This Agreement (this “Agreement”) by and among EBR Holding Limited (“EBR”) and Emerald Bay Resort & Co. (the “Partnership” and, together with EBR, (“Emerald Bay”), on the one hand, and Devcon International Corp. and Bahamas Construction & Development Ltd. (collectively, the “Company’), on the other hand, is entered into by the parties hereto as of June 5, 2006.

Recitals

WHEREAS, EBR owes Bahamas Construction and Development Ltd. certain sums evidenced by the promissory note attached hereto as Exhibit “A” (the “Note”) in the original principal amount of US$1,532,000.00, as such amount has been reduced from time to time, plus interest through the date hereof (the “EBR Debt”); and

WHEREAS, Bahamas Construction & Development Ltd. is a minority partner of EBR, owning 121 Shares of EBR, a corresponding percentage of the Partnership and a portion of the land owned by the partners of the Partnership as joint tenants (collectively, the “EBR Minority Interest”); and

WHEREAS, (i) EBR desires to make a cash payment of US$56,600 and (ii) the Partnership desires to use its good faith efforts to transfer all interests it has in that certain concrete batch plant in Great Exuma, Bahamas (the “Exuma Concrete Plant”), which interests equal approximately a 14% interest in such plant (the “Exuma Concrete Plant Interest”) to the Company in satisfaction of the EBR Debt, all on the terms and conditions more specifically hereinafter set forth, and

WHEREAS, concurrent with the transactions contemplated hereby, the Company desires to relinquish any rights that it may have with respect to the EBR Minority Interest; and

WHEREAS, EBR desires that it be granted substantial debt relief and forgiveness with respect to the EBR Debt as set forth herein

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

Terms

1. Incorporation of Recitals. The recitals to this Agreement are hereby incorporated into this Agreement with the same force and effect as if set forth at length herein.

2. Transfer and Offset. In consideration of the cancellation of the EBR Debt by the Company and in order to induce the Company to enter into this Agreement, simultaneously with the execution and delivery of this Agreement:

(a) EBR is making a cash payment in the amount of US$56,600 to the Company (the “Cash Payment”); and

(b) the Partnership is agreeing to use its good faith efforts to sell, assign, convey and transfer to the Company all rights it may have in and to the Exuma Concrete Plant Interest free and clear of all liens and other encumbrances as soon as practicable taking into account the time required to collect all necessary approvals and consents to such transfer and any approvals or consents required by the partners of the Partnership.

3. Closing. The closing (“Closing”) of the satisfaction and cancellation of the EBR Debt is taking place simultaneously with the execution of this Agreement at the offices of the Company, at 10:00 A.M., local time, on the date hereof.

(a) EBR is delivering to the Company the following:

(i) The Cash Payment; and

(ii) Any other documents and instruments reasonably required by the Company to effect the terms and conditions of this Agreement.

In addition the Partnership agrees to use its good faith efforts to deliver to the Company any and all documents and instruments evidencing the Exuma Concrete Plant Interest accompanied by good and sufficient instruments of transfer transferring to the Company title to the Exuma Concrete Plant Interest free and clear of all liens and other encumbrances as soon as practicable taking into account the time required to collect all necessary approvals and consents to such transfer and any approvals or consents required by the partners of the Partnership. For the avoidance of doubt, the Cash Payment shall constitute consideration for the EBR Debt and the EBR Minority Interest and the Closing shall not be conditioned on delivery of the Exuma Concrete Plant Interest, which the Partnership shall convey after the Closing.

(b) In exchange for the above deliveries, the Company shall (i) accept such deliveries in full and complete satisfaction of the EBR Debt and shall release to EBR the originally executed copies of the Note and any other instrument or documentation evidencing the EBR Debt (or replacements thereof to the extent necessary), all of which shall be prominently marked “CANCELED” by the Company, as well as any other documents and instruments reasonably required by Emerald Bay to effect the terms and conditions of this Agreement, and (ii) sell, assign, convey and transfer to Emerald Bay or its designee all rights of the Company in and to the EBR Minority Interest and shall deliver to Emerald Bay or its designee any and all documents and instruments evidencing the EBR Minority Interest accompanied by good and sufficient instruments of transfer transferring to Emerald Bay title or its designee to the EBR Minority Interest free and clear of all liens and other encumbrances. The parties acknowledge that that the transfer of the EBR Minority Interest is conditioned on obtaining certain approvals from governmental authorities in The Bahamas. The Company commits to execute such documents as Emerald Bay shall reasonably require in order to transfer the EBR Minority Interest to Emerald Bay or its designee at such time as the necessary approvals have been obtained.

4. Releases. The Company hereby releases Emerald Bay from any and all claims arising out of the EBR Debt or the Note and any security interests granted to the Company by Emerald Bay pursuant to the terms of the EBR Debt. The Company hereby covenants and agrees to execute and deliver such instruments and documents reasonably requested by Emerald Bay to effect the release of such security interests.

5. Representations and Warranties by the Company. The Company hereby represents and warrants to Emerald Bay, and acknowledges that each such representation and warranty is independently material and is being relied upon by Emerald Bay, that:

(a) This Agreement has been duly executed and delivered by the Company, and the Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder and the Company’s action has been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b) The Company is the sole owner of the EBR Debt and the Note and has not assigned any of its rights in the EBR Debt or the Note to any other person.

(c) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement will not: (i)

violate any law or any order of any court or governmental authority that is binding on the Company; or (ii) result in a breach of or default under any contract or other agreement to which the Company is a party or by which any of its assets are bound.

6. Representations and Warranties by Emerald Bay. Emerald Bay hereby represents and warrants to the Company, and acknowledges that each such representation and warranty is independently material and is being relied upon by the Company, that:

(a) This Agreement has been duly executed and delivered by Emerald Bay, and Emerald Bay has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder and Emerald Bay’s action has been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of Emerald Bay, enforceable against Emerald Bay in accordance with its terms.

(b) The Partnership is the sole owner of the Exuma Concrete Plant Interest the Note and has not assigned the Exuma Concrete Plant Interest to any other person.

(c) The execution, delivery and performance of this Agreement by Emerald Bay and the consummation by Emerald Bay of the transactions contemplated by this Agreement will not: (i) violate any law or any order of any court or governmental authority that is binding on Emerald Bay; or (ii) result in a breach of or default under any contract or other agreement to which Emerald Bay is a party or by which any of its assets are bound.

7. Indemnity. Each party hereto covenants and agrees that, notwithstanding the Closing and the delivery of any instruments of conveyance, each party shall indemnify, defend and hold harmless the other party hereto from, for and against any loss, damage, liability or deficiency (including, without limitation, attorneys’ fees and other costs and expenses) arising out of or resulting from any inaccuracy in any representation or the breach of any warranty made by such party, and any failure of such party to duly perform or observe any term, provision, covenant, agreement or condition hereunder to be performed or observed by such party.

8. Exuma Concrete Plant Interest; Material and Supply Contract.

(a) The Company shall, at its own expenses, remove the Exuma Concrete Plant from Emerald Bay’s property no later than sixty (60) after the Partnership has conveyed the Exuma Concrete Plant to the Company, unless such period shall be extended by Emerald Bay, and shall restore the property on which the Exuma Concrete Plant was located to the condition existing prior to construction of the Exuma Concrete Batch Plant.

(b) From and after the date on which the Partnership transfers the Exuma Concrete Plant Interest to the Company until the owners of a majority of the equity interests in EBR at the time of such transfer cease to own such majority interest, the Company agrees to sell to Emerald Bay and its subsidiaries, affiliates and their respective successors and assigns, goods, materials and supplies (i.e., ready-mix concrete, aggregate concrete block and cement materials and supplies) produced by the Exuma Concrete Plant; as requested by Emerald Bay and its successors and assigns, at the lowest prices and on the best terms and conditions as those offered to the Company’s best and most significant customers.

9. Expenses. Each party hereto acknowledges that it shall be responsible for any and all expenses, fees, and other costs incurred by such party as a result of or relating to this Agreement or the transactions contemplated hereby.

10. Survival of Provisions. The representations and warranties set forth in this Agreement shall survive the execution and delivery hereof and the performance by the parties of their respective obligations hereunder, and shall remain in full force and effect.

11. Further Assurances. Each party hereto shall take any and all action and shall execute, deliver and file any and all documents, instruments and agreements that may be requested by any other party hereto in writing, at any time, in order to effect the transactions contemplated hereby and the purposes hereof.

12. Assignment and Binding Effect. This Agreement and the respective rights and obligations of the Company and Emerald Bay hereunder may not be assigned by either of them. Any attempted assignment shall be void and ineffective. This Agreement shall be binding upon the successors of the parties hereto, and shall benefit those successors.

13. Termination, Amendments and Waivers. This Agreement may not be terminated, modified, amended or waived except by and to the extent expressly set forth in a writing signed by the party to be charged therewith, which shall be effective in accordance with its term.

14. Entire Agreement. This Agreement and the documents and instruments delivered simultaneously with the execution and delivery hereof contain the entire agreement and understanding of the parties hereto regarding the transactions contemplated hereby, supersede any prior or contemporaneous agreement, offer or representation, oral or written, by any party hereto.

15. Governing Law. This Agreement, all documents and instruments delivered hereunder and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the laws of the State of Florida as currently in effect and subject to applicable principles of international law. In the event that any party hereto is required to enforce compliance with the terms hereof, as a result of the failure to comply on the part of another party, the prevailing party shall be entitled to attorney’s fees (including those of appeal and cost in enforcing compliance hereunder), the losing party being responsible to pay such fees and costs to the prevailing party.

16. Counterparts. This Agreement may be executed by the parties in any number of counterparts and each executed copy shall be an original for all purposes without accounting for other copies. Any facsimile signature shall be deemed a manually executed and delivered original.

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IN WITNESS WHEREOF, the parties hereto have executed or have caused to be executed this Agreement in their respective names and on their behalf as of the date first above written.

Witnesses:	DEVCON INTERNATIONAL CORP.

/s/ Kenneth Paulsen	By:	/s/ Stephen J. Ruzika
Kenneth Paulsen	Name:	Stephen J. Ruzika
	Title:	Chief Executive Officer and President

Witnesses:	BAHAMAS CONSTRUCTION & DEVELOPMENT LTD.

/s/ Lloyd Stafford	By:	/s/ Stephen J. Ruzika
Lloyd Stafford	Name:	Stephen J. Ruzika
	Title:	President

Witnesses:	EBR HOLDING LIMITED

/s/ Kim Fank	By:	/s/ Kevin Clemente
Kim Fank	Name:	Kevin Clemente
	Title:	President

Witnesses:	EMERALD BAY RESORT & CO.

/s/ Ramon Clemente	By:	/s/ Kevin Clemente
Ramon Clemente	Name:	Kevin Clemente
	Title:	Managing Partner

EXHIBIT A

NOTE